UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    November 17, 2005

GLOBAL MATRECHS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29204	58-2153309
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

90 Grove Street, Suite 201 Ridgefield, Connecticut	06877
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:    (203) 431-6665

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

From time to time between November 1, 2005 and November 30, 2005, we issued and sold an aggregate 16,765,867 shares pursuant to a private equity line credit agreement. We received gross cash proceeds of $200,000 in consideration for the sold shares. The sold shares constitute greater than 5% of our issued and outstanding common stock. The shares were sold to the purchaser at a discount of 8% to the market price per share. We are required to pay a placement fee equal to 1% of any proceeds received under the private equity line credit agreement. The issuance of the shares was exempt from registration under Section 4(2) of the Securities Act as a sale to an accredited investor not involving any public offering. The resale of the shares is registered under the Securities Act pursuant to a registration statement on Form SB 2 (File no. 333-126526), as amended. We have used or intend to use the proceeds from these issuances for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MATRECHS, INC.

Date: December 6, 2005	By:	/s/ Michael Sheppard
Michael Sheppard
President, Chief Executive Officer, Chief Operating Officer and Acting Chief Financial Officer